UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2007

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

781-663-6900

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 13, 2007, PerkinElmer, Inc. (“PerkinElmer”) entered into an amended and restated unsecured revolving credit facility (the “Credit Agreement”) with PerkinElmer and Wallac Oy as Borrowers, Bank of America, N.A. acting as Administrative Agent, Swing Line Lender and L/C Issuer, and with other lenders party thereto. Citigroup Global Markets Inc. and HSBC Bank USA, National Association acted as Co-Syndication Agents, ABN AMRO Bank N.V. and Deutsche Bank Securities Inc. acted as Co-Documentation Agents, and Banc of America Securities LLC and Citigroup Global Markets Inc. acted as Joint Lead Arrangers and Joint Book Managers. The Credit Agreement provides for a $500 million committed unsecured revolving credit facility through August 13, 2012.

This Credit Agreement amends and restates in its entirety the senior secured credit agreement (the “Prior Credit Agreement”) dated as of October 31, 2005, as amended, among PerkinElmer and Certain Subsidiaries as Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Bank Of America, N.A., Canada Branch, as Canada Paying Agent, Bank of America, N.A., Singapore Branch, as Singapore Paying Agent, and Bank Of America, N.A., Tokyo Branch, as Yen Paying Agent and the Other Lenders (as defined in the Prior Credit Agreement) from time to time parties thereto. The Prior Credit Agreement provided for a $350 million unsecured revolving credit facility through the fifth anniversary of the closing date.

Borrowings made pursuant to the Credit Agreement will bear interest, payable quarterly or, if earlier, at the end of any interest period, at either (a) the base rate, as described in the Agreement, or (b) the Eurocurrency rate (a publicly published rate), plus a percentage spread based on PerkinElmer’s credit rating.

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including, among others, limitations on PerkinElmer and its subsidiaries with respect to liens, investments, incurrence of indebtedness, disposition of assets, mergers and acquisitions, subordinated debt, and transactions with affiliates. The Credit Agreement also contains customary financial covenants and events of default (with customary grace periods, as applicable). PerkinElmer may use the proceeds of borrowings under the Credit Agreement for working capital, capital expenditures and other general corporate purposes.

PerkinElmer has from time to time had banking relationships with the parties to the Prior Credit Agreement and the Credit Agreement.

The foregoing description of the Credit Agreement and related matters is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement

On August 13, 2007, the Prior Credit Agreement was amended and restated in its entirety by a committed unsecured revolving credit facility. The information reported under Item 1.01 “Entry into a Material Definitive Agreement” above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: August 17, 2007	By:	/s/ Katherine A. O’Hara
	Name:	Katherine A. O’Hara
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of August 13, 2007, among PerkinElmer, Inc. and Wallac Oy as Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Citigroup Global Markets Inc. and HSBC Bank USA, National Association, as Co-Syndication Agents, ABN AMRO Bank N.V. and Deutsche Bank Securities Inc., as Co-Documentation Agents, Banc of America Securities LLC and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Book Managers, and the Other Lenders party thereto.